EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan of our report dated January 26, 1998, with respect to the consolidated financial statements and the related financial statement schedule of Secure Computing Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP




Minneapolis, Minnesota
February 2, 1999